UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ENOCHIAN BIOSCIENCES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if
other than the Registrant)

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ENOCHIAN BIOSCIENCES INC.

2080 Century City East

Suite 906

Los Angeles, CA 90067

Dear Stockholder:

You are invited to attend the 2022 Annual Meeting of Stockholders of Enochian Biosciences Inc., which will be held on Monday, March 14, 2022, 12:00 P.M., Eastern Standard Time. Due to concerns about the COVID-19 pandemic and the related protocols implemented by federal, state and local governments, this year’s annual meeting will be held via the internet and will be a completely virtual meeting. To register to attend the virtual Annual Meeting, please visit https://viewproxy.com/enochianbio/2022/htype.asp before 11:59 PM EST on March 11, 2022. You may attend and submit questions during registration and during the annual meeting at https://viewproxy.com/enochianbio/2022/htype.asp. Stockholders who properly register to attend the Annual Meeting may attend the Annual Meeting by clicking on the link provided in the e-mail sent to you after you have successfully registered. You will need the password to access the virtual Annual Meeting that you will be receiving two days prior to the meeting.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement. The proxy statement contains information on matters to be voted upon at the 2022 Annual Meeting of Stockholders. In addition to considering the matters described in the proxy statement, we will report on matters of interest to our stockholders.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting, so please read it carefully. Please complete, date, sign and return the accompanying proxy card in the enclosed envelope, or vote online or by telephone using the instructions included on the proxy card, to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting virtually, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

The proxy statement is dated January 27, 2022 and is expected to be first mailed to stockholders of Enochian Biosciences Inc. on or about February 2, 2022. The Proxy Statement and 2021 Annual Report on Form 10-K, as amended, are available at http://www.viewproxy.com/enochianbio/2022.

We look forward to your continued support.

Sincerely,

/s/ Mark R. Dybul
Mark R. Dybul
Chief Executive Officer and Director

January 27, 2022

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ENOCHIAN BIOSCIENCES INC.

PROXY STATEMENT FOR THE
2022 MEETING OF STOCKHOLDERS

Enochian Biosciences Inc. (“we,” “us,” “our,” “Enochian,” or the “Company”) is providing these proxy materials in connection with the 2022 Annual Meeting of Stockholders of Enochian Biosciences Inc. (the “2022 Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2022 Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2022 MEETING

Q:	When and where will the Annual Meeting take place?

A:	The 2022 Annual Meeting will be held on Monday, March 14, 2022 at 12:00 P.M. EST. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. Stockholders who properly register to attend the Annual Meeting may attend the Annual Meeting by clicking on the link provided in the e-mail sent to you after you have successfully registered. You will need the password to access the virtual Annual Meeting that you will be receiving two days prior to the meeting. To allow ample time for check-in procedures, we encourage you to access the virtual meeting webcast 20 minutes prior to the beginning of the meeting by clicking on the link provided in the email that will be sent to you after you successfully register. If you have difficulties checking in or during the Annual Meeting, please call Alliance Advisors technical support at 866-612-8937 or visit www.virtualmeeting@viewproxy.com.

Q:	Who is entitled to vote at the 2022 Meeting?

A:	Holders of our common stock, par value $0.0001 per share (“Common Stock”), at the close of business on January 24, 2022, the record date for the 2022 Meeting (the “Record Date”), are entitled to receive notice of the 2022 Meeting (the “Meeting Notice”), and to vote their shares at the 2022 Meeting and any related adjournments or postponements. The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about February 2, 2022. A stockholder of record as of the Record Date will be able to vote during the meeting by following the instructions that will be emailed 2 days prior to the 2022 Meeting and may submit questions for consideration during the meeting online. Beneficial owners who are not stockholders of record who have received a legal proxy from a bank or broker and provided a copy during registration or who have emailed the legal proxy to virtualmeeting@viewproxy.com prior to the meeting will also be able to vote during the meeting by following the instructions that will be emailed 2 days prior to the 2022 Meeting, and may submit questions for consideration during the meeting online

As of the close of business on the Record Date, there were 52,632,001 shares of our Common Stock outstanding and entitled to vote. Holders of our Common Stock are entitled to one vote per share at the 2022 Meeting. Holders of the Common Stock are collectively referred to herein as the Company’s “stockholders.” At the 2022 Meeting, there are a total of 52,632,001 possible votes with respect to the outstanding shares of capital stock entitled to vote at the Meeting.

Q:	How do I register to attend the 2022 Meeting?

A:	If you own shares of Common Stock registered in your name on the books of our transfer agent, as of the close of business on the Record Date for the 2022 Meeting, you are a stockholder of record. To register, please visit https://viewproxy.com/enochianbio/2022/htype.asp and click “Registration for Registered Holders” and enter your name, address and phone number and click submit.

If you hold shares of Common Stock in an account at a broker, bank, trust or other nominee as of the close of business on the Record Date for the 2022 Meeting you are a Beneficial Owner, rather than a stockholder of record. To register, please visit https://viewproxy.com/enochianbio/2022/htype.asp and click “Registration for Beneficial Holders” and enter your name, phone number and email, and click submit. If you wish to vote electronically at the Annual Meeting, please upload during registration or email a copy of your legal proxy that you have obtained from your bank or broker to virtualmeeting@viewproxy.com.

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Q:	What is a stockholder of record?

A:	A stockholder of record is a stockholder whose ownership of our Common Stock is reflected directly on the books and records of our transfer agent, Action Stock Transfer. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for stockholders of record. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

Q:	Why am I receiving these materials?

A:	You have received these proxy materials because the Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Q:	What is a proxy?

A:	Our Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

Q:	What is included in these materials?

A:	These materials include:
● this proxy statement for the 2022 Annual Meeting;
● a proxy card for the 2022 Annual Meeting; and
● our Annual Report on Form 10-K for the year ended June 30, 2021, and the amended Annual Report on Form 10-K/A for the year ended June 30, 2021.

Q:	Why is the Annual Meeting being held in a virtual-only format?

A:	Our preference is to have held an in-person annual meeting of stockholders. However, due to public health concerns resulting from the novel coronavirus (“COVID-19”), and the related protocols that federal, state, and local governments have implemented, the Board has determined to hold the Annual Meeting solely by means of remote communication via webcast. This is often referred to as a “virtual annual meeting.” The webcast will allow all stockholders to join the meeting, regardless of location.

Q:	What are the quorum requirements for the 2022 Meeting?

A:

The presence in person or by proxy of at least a majority of the issued and outstanding shares entitled to vote at the 2022 Meeting constitutes a quorum. On the Record Date, there were 52,632,001 shares outstanding and entitled to vote. Thus, the holders of 26,316,002 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted as present at the 2022 Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote virtually at the 2022 Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

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Q:	How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	What matters will the stockholders vote on at the 2022 Meeting?

The stockholders will vote on the following proposals:

●	Proposal 1. Election of Directors. To elect eight (8) members of our Board, each to hold office until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

●	Proposal 2. Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of Sadler, Gibb & Associates LLC (“Sadler”) as the Company’s independent registered public accounting firm.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

Q:	What vote is required to approve these proposals?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

●	Proposal 1. Election of Directors. Each of the eight (8) nominees who receives the vote of the holders of a plurality of the Common Stock having voting power present in person or represented by proxy shall be elected.

●	Proposal 2. Ratification of Independent Registered Public Accounting Firm. The appointment of Sadler as Company’s independent registered public accounting firm will be ratified upon the vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy.

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Q:	What are the Board’s voting recommendations?

A:	Our Board recommends that you vote your shares:

●	“FOR” the eight (8) directors nominated by our Board as directors, each to serve until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

●	“FOR” the ratification Sadler as the Company’s independent registered public accounting firm.

Q:	How do I vote?

A:	You may vote by any of the following methods:

●	If you are a registered holder, you may vote over the internet at www.AALVote.com/ENOB or vote by telephone at 866.804.9616. Please see your proxy card for voting instructions.

●	By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.

●	Virtually during the Annual Meeting. You may vote by attending the 2022 Annual Meeting online. Please register at https://viewproxy.com/enochianbio/2022/htype.asp and enter your stockholder information provided on the proxy card mailed to you. A voting link will be available during the virtual meeting.

●	Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker.

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

●	Stockholders of record. You may change or revoke your vote as follows:
-By submitting a written notice of revocation to our Secretary at our principal executive offices, Attention: Luisa Puche, Chief Financial Officer
-By timely delivering a properly executed, later-dated proxy or submitting a proxy with new voting instructions using the telephone or internet voting system or
-By voting at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

●	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee.

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Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The election of directors (“Proposal 1”) is considered to be a non-routine matter under applicable rules. The ratification of Sadler as the Company’s independent registered public accounting firm (“Proposal 2”) is considered a routine matter. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

Q:	How are abstentions and broker non-votes treated?

A:	Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes will have no effect on Proposal 1. Broker non-votes are not expected to occur with respect to Proposal 2.

Abstentions will be counted as votes present and entitled to vote on the proposals considered at the Annual Meeting. Abstentions will have no effect on Proposal 1, regarding the election of directors, nor on Proposal 2.

Q:	How are proxies solicited and what is the cost?

A:	We are making, and we will bear all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, email or in person without compensation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

Q:	What should I do if I have questions regarding the 2022 Meeting?

A:	If you have any questions about the 2022 Meeting or would like additional copies of any of the documents referred to in this proxy statement, you should email our Investor Relations department at ir@enochianbio.com.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of election for the meeting, who will separately count votes “For”, “Withhold”, “Against”, abstentions, and if applicable, broker non-votes applicable for each proposal.

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PROPOSAL 1 - ELECTION OF DIRECTORS

General

The Board is currently comprised of eight directors. At the 2022 Meeting, a board of eight directors will be elected, each to hold office until the succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board). Information concerning all director nominees appears below. Management does not anticipate that any of the persons named below will be unable or unwilling to stand for election. All of the Board’s nominees are incumbent directors of the Company.

Information Concerning Director Nominees

The following is a description of the business experience, qualifications, skills and educational background of each of our directors who is not also an executive officer, including each director’s relevant business experience:

Mr. Renè Sindlev. Mr. Sindlev, age 59, has served as the Chairman of the Board of Directors since June 2017. Mr. Sindlev has been successfully self-employed since 1985 from the age of 23. He has been an investor and entrepreneur since 1997 through his holding companies including RS Group ApS, RS Arving ApS, RS Family ApS, RS Newton ApS and RS Bio ApS. In January of 2014, Mr. Sindlev established Dr. Smood ApS in Denmark, and Dr. Smood Group, Inc. in the United States, a chain of all USDA Certified Organic health restaurants, and since 2014 he has served as its chairman. Mr. Sindlev has previously founded, owned and sold more than 28 companies in the jewelry, aviation, charter and real estate businesses, such as World of Watches A/S, Pandora A/S, RS Aviation ApS and Gråbrødrestræde ApS, among others. In 2002, Mr. Sindlev co-founded Pandora A/S and served as President & Board Member, and as an advisor to the board before and after its IPO on Nasdaq Copenhagen in 2010. Mr. Sindlev co-founded Enochian Biosciences Inc. in February 2018 from being an early Biotech investor in DanDrit Biotech, Inc. We believe Mr. Sindlev’s experience as an entrepreneur in successfully building start-up companies from the ground up qualifies him to serve as a director and Chairman of the Board.

Dr. Mark Dybul. Dr. Dybul, age 58, was appointed our Chief Executive Officer (CEO) and principal executive officer, effective July 1, 2021. Previous to the appointment, he served as Executive Vice Chair of the Board since January of 2019 and as a director since February of 2018. Dr. Dybul has served as a Professor in the Department of Medicine at Georgetown University Medical Center as of July 2017, and was the Faculty Co-Director of the Center for Global Health and Quality until he became our CEO. Dr. Dybul has worked on HIV and public health for nearly 30 years as a clinician, scientist, teacher, and administrator, most recently as the Executive Director of the Global Fund to Fight AIDS, Tuberculosis and Malaria from 2013 through May of 2017. Prior to joining the Global Fund, he was a principal architect and ultimately the head of the U.S. President’s Emergency Plan for AIDS Relief (PEPFAR), the largest international health initiative in history dedicated to a single disease, which achieved historic prevention, care, and treatment goals on time and on budget. During his tenure, the program’s funding grew from approximately $500 million to $6.5 billion annually. After serving as Chief Medical officer, Assistant, Deputy and Acting Director, he was appointed as its leader in 2006, becoming U.S. Global AIDS Coordinator, with the rank of Ambassador at the level of an Assistant Secretary of State. He served until early 2009. Earlier in his career, after graduating from Georgetown Medical School in Washington D.C., Dr. Dybul joined the National Institute of Allergy and Infectious Diseases, as a research fellow under director Dr. Anthony Fauci, where he conducted basic and clinical studies on HIV virology, immunology and treatment optimization, including the first randomized, controlled trial with combination antiretroviral therapy in Africa. Dr. Dybul has written extensively in scientific and policy literature, and has received several Honorary Degrees and awards, including a Doctor of Science, Honoris Causa, from Georgetown University. Dr. Dybul is a member of the National Academy of Medicine. We believe Dr. Dybul’s extensive clinical experience in HIV and public health, as well as an educator and administrator qualifies him to serve as director and Chief Executive Officer.

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Dr. Carol Brosgart. Dr. Brosgart, age 70, has served as a Director since December of 2019. Dr. Brosgart serves on the boards of privately held biotech companies and public, not-for-profit, domestic and global health organizations. She is a member of the Board of Directors of Galmed Pharmaceuticals, Ltd. (headquartered in Tel Aviv, Israel); Abivax, (headquartered in Paris, France), Intrivo Diagnostics, (headquartered in California) and Mirum Pharmaceuticals (headquartered in California). She also serves as a Board member for the non-profit organization, Berkeley Community Scholars (headquartered in California). She also is the Chair of Enochian’s Scientific Advisory Board on HBV Cure and Intrivo Diagnostic’s Scientific Advisory Board on COVID-19 diagnostic tests. Previously, she served as a member of Tobira Therapeutics’ Board of Directors from September 2009 until Allergan acquired it in November 2016; and, she was formerly on the Board of Juvaris, a vaccine company until Bayer Company acquired its assets. She is a consultant to Allergan, Dynavax, Hepion, Moderna, Pardes Biosciences, and a number of biotechnology companies in the areas of liver disease and infectious diseases. Dr. Brosgart is the Chair of the Scientific Advisory Committee for Hepion (formerly ContraVir), a biotechnology company working in the area of HBV Cure, NASH and Hepatocellular Carcinoma. She also serves on the Board of the American Liver Foundation (ALF) and on the ALF Medical and Scientific Advisory Board, Northern California Chapter, the Executive Committee of the Forum for Collaborative Research at UC Berkeley, and the Steering Committee of the HBV Cure Group at the Forum. She is a member of the Board of the Hepatitis B Foundation (HBF); serves on the Medical and Scientific Advisory Committee of the Hepatitis B Foundation; and, is the Research Integrity Officer for the Hepatitis B Foundation and the Baruch S. Blumberg Institute. Dr. Brosgart also serves on the Board of the AP Giannini Foundation and on the National Advisory Committee of Hepatitis B United. She served for many years on the Boards of the SF AIDS Foundation and the Pangaea Global AIDS Foundation. She is active in the public policy arena for the following professional organizations: AASLD and IDSA/HIVMA. Dr. Brosgart served as Senior Advisor on Science and Policy to the Division of Viral Hepatitis at the CDC and the Viral Hepatitis Action Coalition at the CDC Foundation from 2011 to 2014. Dr. Brosgart has also served as a member on the faculty of the School of Medicine at the University of California, San Francisco for the past four decades, where she is a Clinical Professor of Medicine, Biostatistics and Epidemiology in the Division of Global Health and Infectious Diseases. Previous positions include, serving as Chief Medical Officer at biotechnology company Alios BioPharma, Inc. Prior to Alios, Dr. Brosgart served as Senior Vice President and Chief Medical Officer of Children’s Hospital & Research Center in Oakland, California, from 2009 until February 2011. Previously, she served for eleven years, from 1998 until 2009, at the biopharmaceutical company Gilead Sciences, Inc., where she held a number of senior management roles, most recently as Vice President, Public Health and Policy and earlier as Vice President, Clinical Research and Vice President, Medical Affairs and Global Medical Director, Hepatitis. She led the clinical development and FDA approval of a number of agents at Gilead, including Viread™ and Hepsera™. Prior to Gilead, Dr. Brosgart worked for more than 20 years in clinical care, research, and teaching at several Bay Area medical centers. She was the founder and Medical Director of the East Bay AIDS Center at Alta Bates Medical Center in Berkeley, California, from 1987 until 1998 and served as the Medical Director of Central Health Center, Oakland, California, of the Alameda County Health Care Services Agency from 1978 until 1987. Dr. Brosgart received a B.S. in Community Medicine from the University of California, Berkeley and received an M.D. from the University of California, San Francisco. Her residency training was in pediatrics, public health, and preventive medicine at UCSF and UC Berkeley School of Public Health. She has published extensively in the areas of HIV, HBV, CMV, and liver disease. We believe Dr. Brosgart’s extensive clinical experience in HIV and HBV, her significant clinical research and regulatory experience, and her service in senior management and on numerous public and private boards in the biotechnology industry qualifies her to serve as a director.

Mr. Gregg Alton. Mr. Alton, age 55, has served as a director since December 2019. Mr. Alton joined the Board after serving for 20 years at the biopharmaceutical company Gilead Sciences, Inc. At Gilead, Mr. Alton served as interim Chief Executive Officer, responsible for the company’s strategy, growth and operations. As Chief Patient Officer, he led Gilead’s patient outreach and engagement initiatives and the company’s efforts to facilitate access to its medicines around the world. He oversaw the corporate and medical affairs functions and developing world access programs, as well as its digital patient solutions and patient-centered outcomes groups and commercial operations in certain countries. Mr. Alton joined Gilead in 1999 and held a number of positions at the company with experience in legal, medical affairs, policy and commercial. He previously served as general counsel. Prior to joining Gilead, he was an attorney at the law firm of Cooley Godward, LLP, where he specialized in mergers and acquisitions, corporate partnerships and corporate finance transactions for healthcare and information technology companies. Mr. Alton is a member of the Board of Directors of Corcept Therapeutics, Brii Biosciences, Novavax, Inc., the Hepatitis Fund and the Boys and Girls Clubs of Oakland. Mr. Alton serves as a board observer for GARDP. He also serves on the U.S. government’s President’s Advisory Council on HIV/AIDS, and the advisory board for the UC Berkeley College of Letters & Science. Mr. Alton received a bachelor’s degree in legal studies from the University of California at Berkeley and a law degree from Stanford University. We believe Mr. Alton’s decades of experience in senior management at a large pharmaceutical company, along with his legal and governance experience qualifies him to serve as a director.

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Mr. James Sapirstein. Mr. Sapirstein, age 60, has served as a director since March of 2018. Mr. Sapirstein joined the Board after having served over thirty-seven years in the pharmaceutical industry. He is currently the Chairman, President and CEO of First Wave BioPharma (formerly AzurRx BioPharma) and has served as the CEO of ContraVir Pharmaceuticals, Inc. (now Hepion), which is a company specializing in the Hepatitis B space. After beginning his career in 1984 with Eli Lilly, he accepted a position at Hoffmann-LaRoche in 1987, where he served for almost a decade as part of its commercial teams in the US and abroad. He held a number of positions at Hoffmann-LaRoche, before moving to Bristol Myers Squibb (BMS) in 1996 as the Director of International Marketing in the Infectious Disease group. While at BMS, he worked on several important HIV/AIDS projects including Secure the Future. Later, Mr. Sapirstein started his career in smaller biotech companies when he joined Gilead Sciences, Inc. (GILD) in order to lead the Global Marketing team in its launch of Viread (tenofovir). In 2002, he accepted the position of Executive Vice President Metabolic and Endocrinology for Serono Laboratories before becoming the founding CEO of Tobira Therapeutics in 2006. In 2012, after several years in the infectious diseases space, Mr. Sapirstein became the CEO of Alliqua Therapeutics at Alliqua, Inc. He is also a Director for Biotechnology Innovation Organization (BIO) and the Chairman Emeritus of BIO’s New Jersey Chapter (BioNJ), where he sits on the Emerging Companies Section Governing Board. Mr. Sapirstein received his MBA from Fairleigh Dickinson University and B.Pharm. from Rutgers University. We believe Mr. Sapirstein’s extensive experience as a biotechnology executive and as a board member in biopharma industry and industry associations qualifies him to serve as a director.

Mr. Carl Sandler. Mr. Sandler, age 49, has served as a director since February of 2018. Mr. Sandler is an entrepreneur and investor who has built numerous consumer-facing technology and healthcare companies. He was the co-founder and CEO of Enochian BioPharma, Inc. prior to its acquisition by the Registrant and has been the Manager of Weird Science, LLC since March of 2017. He is the CEO of Frida Therapeutics, a gene therapy start-up in rare monogenic diseases, the Manager of DH Services, LLC, an application developer and the CEO of True Sons Grooming, a subscription service. We believe Mr. Sandler’s significant experience building businesses qualifies him to serve as a director.

Mr. Henrik Grønfeldt-Sørensen. Mr. Grønfeldt-Sørensen, age 49, has served as a director since October of 2017. has been the Chief Executive Officer of RS Group ApS, RS Arving ApS, RS Family ApS and RS Newton ApS since October of 2012, and he has served as a director of Dr. Smood Group, Inc. since January of 2014. Mr. Grønfeldt-Sørensen has over 10 years’ experience in different CEO & management positions; Danske Bank in Denmark, and the Danish Bank Nykredit in France. RS Group of Companies is a family office in Denmark with global investments within the real estate, charter business, food & beverage, private hospitals and biosciences industries. Mr. Grønfeldt-Sørensen holds an eMBA from University of Monaco (2011). We believe Mr. Grønfeldt-Sørensen’s significant experience in corporate management and in investor relations qualifies him to serve as a director.

Ms. Jayne McNicol. Ms. McNicol, age 55, has served as a director and chair of our audit committee since May of 2021. Since May 2017, Ms. McNicol has been the Chief Financial Officer of the California Life Sciences Association, a nonprofit, membership-based trade association that empowers the life sciences community to deliver innovative solutions for healthier lives. Previously, from July 2001 to April 2017, Ms. McNicol was a Partner of Assurance Services at Ernst & Young LLP serving public and private life sciences companies primarily in the San Francisco Bay Area. Prior to this, Ms. McNicol served in positions of increasing responsibility at Ernst & Young and its predecessor, Arthur Young, initially in Bristol, England and later in the San Francisco Bay Area. Ms. McNicol is a Certified Public Accountant with the California Board of Accountancy and a Chartered Accountant with the Institute of Chartered Accountants in England and Wales. She holds a Bachelor of Arts degree in English from the University of Leeds, England. We believe Ms. McNicol’s significant experience in financial management within the life sciences industry qualifies her to serve as a director and chair of our audit committee.

Corporate Governance

Director Independence. The NASDAQ listing standards provide that an independent director is one who the Board affirmatively determines is free of any relationship that would interfere with that individual’s exercise of independent judgment. The Board has determined that Mr. Sapirstein, Mr. Sandler, Ms. McNicol, Mr. Alton and Dr. Brosgart are each independent as defined in the listing standards of NASDAQ. In making such determinations, the Board has concluded that none of these directors has an employment, business, family or other relationship, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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Director Nominations. Our Board has a Nominating and Corporate Governance Committee that identifies individuals qualified to become Board members and recommends to the Board proposed nominees for Board membership.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills, experience relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. However, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, members of the Nominating and Governance Committee and in certain cases other members of the Board will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The Board will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Board Candidates.”

Board Leadership Structure. Our Board does not have a specific policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate or combined or whether the Chairman of the Board should be selected from among the independent directors. During our past three fiscal years the positions of principal executive officer and Chairman of the Board have been held by different individuals. Currently, Dr. Dybul serves as our Chief Executive Officer and Mr. Sindlev serves as the Chairman of our Board. Our Board believes that it should have the flexibility to make the determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board does not currently have a lead independent director.

Board Role in Risk Oversight. The Board administers its risk oversight function directly and through the Audit Committee. The Board regularly discusses with management the Company’s major risk exposures including compensation risk, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

The Board and Board Committees

The Board. The Board met eight times for meetings during fiscal 2021 and also acts by written consent. Four of such meetings were regularly scheduled meetings and the other special Board meetings and telephonic calls were held as needed. During fiscal year 2021, each incumbent director attended 75% or more of the Board meetings for the periods during which each such director served. Directors are not required to attend annual meetings of our stockholders.

Audit Committee and Audit Committee Financial Experts

The Audit Committee has been structured to comply with the requirements of Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of NASDAQ, and each member and former member of the Audit Committee complied with such requirements and standards. The members of the Audit Committee are currently Jayne McNicol (Chair), James Sapirstein and Gregg Alton.

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The Audit Committee oversees and reports to our Board on various auditing and accounting-related matters, including, among other things, the maintenance of the integrity of our financial statements, reporting process and internal controls; the selection, evaluation, compensation and retention of our independent registered public accounting firm; legal and regulatory compliance, including our disclosure controls and procedures; and oversight over our risk management policies and procedures. The Audit Committee appoints and sets the compensation for the independent registered public accounting firm annually and reviews and evaluates such auditor. This external auditor reports directly to the Audit Committee. The Audit Committee establishes our hiring policies regarding current and former partners and employees of the external auditor. In addition, the Audit Committee pre-approves all audit and non-audit services undertaken by the external auditor and any outside consultants engaged in work related to the Company’s financial reporting. The Audit Committee has direct responsibility for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audits, review or attest services, including the resolution of disagreements between the external auditor and management. The Audit Committee meets at least once per fiscal quarter to fulfill its responsibilities under its charter and in connection with the review of the Company’s quarterly and annual financial statements.

The Board has determined that each member of the Audit Committee has the appropriate level of financial understanding and industry specific knowledge to be able to perform the duties of the position; and they are financially literate and have the requisite financial sophistication as required by the applicable listing standards of NASDAQ. The Board has determined that both Ms. McNicol and Mr. Alton are “audit committee financial experts” as defined by applicable SEC and NASDAQ rules.

The Audit Committee met six times during fiscal 2021, which were all attended by each member during his or her period of service, and also acts by written consent. The Audit Committee operates under a charter that was adopted by our Board and is posted on our website at www.enochianbio.com.

The Audit Committee reviewed and discussed the audited financial statements for the 2021 fiscal year with management, and with Sadler, Gibb & Associates, LLC (“Sadler”), the Company’s independent registered public accounting firm. Further, the Audit Committee also discussed with Sadler the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee reviewed permitted services under rules of the SEC as currently in effect and discussed with Sadler its independence from management and the Company, including the matters in the written disclosures and the letter from Sadler required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 for filing with the SEC.

THE AUDIT COMMITTEE

Jayne McNicol (Chair)

James Sapirstein

Gregg Alton

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are currently Carol L. Brosgart, M.D. and Gregg Alton (Chair).

The Nominating and Corporate Governance Committee, as permitted by, and in accordance with, its charter, is responsible for matters related to the selection of directors for the appointment and/or election to the Board. This includes establishing criteria for, identifying and recommending potential candidates for nomination to serve on the Board, and establishing criteria to consider recommendations from the stockholders of the Company. The Nominating and Corporate Governance Committee considers and makes recommendations with respect to the independence of all directors.

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The Nominating and Corporate Governance Committee is also responsible for maintaining compliance with applicable corporate governance requirements under the Exchange Act and the listing standards of NASDAQ. The Nominating and Corporate Governance Committee oversees the evaluation of the Board, including with respect to corporate governance, and develops and recommends to the Board corporate governance guidelines.

The Nominating and Corporate Governance Committee met three times during fiscal 2021. The Nominating and Corporate Governance Committee operates under a charter that was adopted by our Board and is posted on our website at www.enochianbio.com.

Compensation Committee

The members of our Compensation Committee are currently James Sapirstein (Chair) and Carol L. Brosgart, M.D.

The Compensation Committee, as permitted by, and in accordance with, its charter, is responsible for assisting the Board in fulfilling its responsibilities relating to matters of human resources and compensation, including equity compensation, and to establish a plan of continuity and development for our senior management. The Compensation Committee periodically assesses compensation of our executive officers in relation to companies of comparable size, industry and complexity, taking the performance of the Company and such other companies into consideration. All decisions with respect to the compensation of our principal executive officer are determined and approved solely by the Compensation Committee. All decisions with respect to other executive compensation, including incentive-compensation and equity-based plans are first approved by the Compensation Committee and then submitted, together with the Compensation Committee’s recommendation, to the members of the Board for final approval. In addition, the Compensation Committee will, as appropriate, review and approve public or regulatory disclosure relating to compensation, including the Compensation Disclosure and Analysis, and any metrics for performance measurements. The Compensation Committee has the authority to retain and compensate any outside adviser as it determines necessary to permit it to carry out its duties and engaged such a consultant in connection with certain of the Company’s option grants for the 2021 fiscal year.

The Board has determined that each member of the Compensation Committee is a “nonemployee director” as that term is defined under Rule 16b-3 of the Exchange Act and an “outside director” as that term is defined in Treasury Regulation Section 1.162-27(e)(3). The Compensation Committee meets periodically and at least annually in connection with determining the compensation of management for each fiscal year.

The Compensation Committee met four times during fiscal year 2021. The Compensation Committee operates under a charter that was adopted by our Board and is posted on our website at www.enochianbio.com.

The Compensation Committee has considered the potential risks arising from the Company’s compensation for all employees and does not believe the risks from those compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Stockholder Recommendations for Board Candidates

The Nominating and Corporate Governance Committee will consider qualified candidates for directors recommended and submitted by stockholders. Submissions that meet the then current criteria for Board membership are forwarded to the Board for further review and consideration. The Board will consider a recommendation only if appropriate biographical information and background material are provided in writing on a timely basis to determine if the recommendation meets the Criteria of the Nominating and Corporate Governance Committee, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent (5%) of our Common Stock for at least one (1) year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal office, Attention: Chair of the Nominating and Corporate Governance Committee of the Board of Directors.

The Board will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

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Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to our principal executive offices, Attention: Chairman of the Board. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submissions will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

Vote required

The eight nominees for election as directors will be elected by a “plurality” of votes cast at the Annual Meeting, which means that the eight nominees who receive the highest number of “FOR” votes will be elected as directors. This Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast on this Proposal 1.

Board Recommendation

The Board unanimously recommends a vote “FOR” each nominee.

INFORMATION CONCERNING EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

Luisa Puche. Ms. Puche, age 58, is our Chief Financial Officer and principal financial officer. Prior to becoming our Chief Financial Officer in January of 2019, Ms. Puche served as a senior accounting and financial advisor and president of Puche Group, LLC, since 2015 where she served in a variety of advisory capacities for both public and private organizations, such as technical accounting consultations, complex technical implementations, M&A transactions, IT Risk assessments and SOX 404 implementations. Previously, Ms. Puche served in various senior executive roles at Brightstar Corp., a global distributor and service provider in the wireless industry, with public reporting requirements, including as Vice President and Global Controller and Interim Chief Accounting Officer. During her tenure at Brightstar, she was responsible for financial reporting from 55 countries, and was instrumental in various key transactions including the $1.6 billion sale of Brightstar to SoftBank. Ms. Puche also worked at Ernst & Young for 10 years. Ms. Puche holds a Bachelor’s of Accounting from Florida International University.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended June 30, 2021 and June 30, 2020, respectively earned by or paid to our named executive officers. During such periods, no compensation other than salary, stock awards and option awards was earned by any named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)	Option Awards ($)(1)		Non-equity incentive plan compensation ($)	Other Compensation ($)	Total ($)
Mark Dybul, M.D.	2021	$430,000	$—	$—	$—		$—	$—	$430,000
Chief Executive Officer(2)	2020	$430,000	$—	$—	$832,500	(3)	$—	$—	$1,262,500

Luisa Puche	2021	$275,000	$—	$—	$—		$—	$—	$275,000
Chief Financial Officer	2020	$200,000	$80,000	$—	$—		$—	$—	$280,000

(1)	Amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts shown are the total grant date valuations of stock option grants awarded during the year as determined pursuant to ASC Topic 718. The valuations are expensed for financial reporting purposes over the vesting period of the grant.
(2)	Effective July 1, 2021, Dr. Dybul was appointed our Chief Executive Officer.
(3)	Represents the fair value of options to purchase 450,000 shares of common stock, which were granted on June 11, 2020 at the fair value at the grant date of $1.85 per share.

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Narrative to Summary Compensation Table

The Compensation Committee of our Board of Directors reviews compensation annually for all of our executive officers. Compensation awarded to Named Executive Officers in 2021 and 2020 generally consisted of base salary, restricted stock units and equity awards for options to purchase shares of our common stock.

The Compensation Committee considered compensation for comparable positions in the market, the historical compensation levels of the executives, individual performance as compared to its expectations and objectives, the desire to motivate employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among elements of compensation.

Employment Agreements and Potential Payments Upon Termination or Change in Control Provisions

Mark Dybul, M.D.

Since January 7, 2019, when Dr. Dybul became our principal executive officer by virtue of his appointment as Executive Vice-Chair of the Board, Dr. Dybul received compensation as Executive Vice Chair of the Board under his Amended and Restated Director’s Agreement, as amended on May 1, 2019 (the “Director Agreement”), which called for cash compensation of $430,000 per annum, and the grant of options to purchase 300,000 shares of common stock, which was granted on November 21, 2018. The Director Agreement did not provide for any payments or other benefits upon a change in control. Dr. Dybul was given a one-time grant of options to purchase 450,000 shares of common stock at a strike price of $8.00 per share on June 11, 2020.

On October 30, 2019, the Compensation Committee approved and presented to the Board an employment agreement whereby Dr. Dybul would serve as the Company’s Chief Executive Officer (the “Executive Employment Agreement”) which was recommended by the Board for approval by our stockholders. On October 31, 2019, our stockholders approved the Employment Agreement via written consent. Effective July 1, 2021, Dr. Dybul and the Company entered into the Executive Employment Agreement in connection with his appointment to Chief Executive Officer. The following is a summary of the Employment Terms and other material terms of the Employment Agreement.

Term. Dr. Dybul will serve as Chief Executive Officer for a term of three (3) years with automatic yearly renewal terms thereafter unless terminated at least 90 days before the expiry of a term.

Duties. Dr. Dybul will perform duties consistent with the position of Chief Executive Officer, as directed by and reporting to the Board, where he shall remain a director but without further compensation for Board service. Dr. Dybul will devote a substantial majority of his business time and attention to the performance of his duties with the Company, but he will be able to hold positions with charitable organizations approved by the Board, and serve on boards of up to five non-competitive entities, with prior approval by the Board required for publicly traded companies.

Place of Employment and Expenses. Dr. Dybul shall work out of the Company’s headquarters in Los Angeles, commuting as needed. Dr. Dybul shall be reimbursed for reasonable expenses for accommodations in Los Angeles and a company car.

Cash Compensation. Dr. Dybul shall be entitled to a base salary of Eight Hundred Fifty Thousand Dollars ($850,000) per year. Dr. Dybul shall be eligible for a bonus of up to 60% of his base salary per year in the sole discretion of the Compensation Committee and in accordance with any short-term incentive plan adopted by the Company.

Benefits. Dr. Dybul shall receive benefits provided to similarly situated employees of the Company and five (5) weeks’ vacation per year.

Termination. The Employment Agreement may be terminated by the Company for “Cause” or by Dr. Dybul without “Good Reason” (each as defined therein), in which case Dr. Dybul will only receive accrued compensation and benefits. In the event the Company terminates the Employment Agreement without Cause or Dr. Dybul terminates the Agreement with Good Reason, Dr. Dybul will receive his base salary for one (1) year and vesting of one (1) years’ worth of unvested options.

Change in Control. Upon a change in control, the option grant described below shall immediately vest, and Dr. Dybul shall have the right to terminate the Employment Agreement for Good Reason.

Restrictive Covenants. Dr. Dybul shall be subject to restrictive covenants set forth in that certain Confidential and Proprietary Information Agreement attached to the Employment Agreement, which are independent of the obligations set forth in the Employment Agreement. The restrictive covenants include a non-compete, non-solicitation and non-disparagement obligations for one (1) year, provided that the Company shall continue to pay his base salary for such one (1) year period.

Description of the Option Grant. Upon appointment to Chief Executive Officer, Dr. Dybul was awarded an option to purchase 3,000,000 shares of the Company’s common stock at an exercise price equivalent to the closing price per share quoted on the NASDAQ Stock Market on the trading day prior to the grant date. The option has a ten-year term, subject to continued employment, and 2,000,000 of the shares will vest ratably on July 1, 2022, July 1, 2023 and July 1, 2024. One-third of the remaining 1,000,000 shares are subject to vesting at the end of each of the three years beginning with the year ending June 30, 2022, based upon the achievement by the Company of certain benchmarks.

Luisa Puche

Pursuant to her offer letter from the Company, dated December 28, 2018 (the “Offer Letter”), Ms. Puche received an annual base salary of $200,000, and is eligible for a discretionary cash bonus, with a target of 40% of her base salary. Ms. Puche also received a grant of options to purchase 60,000 shares of Common Stock and 15,000 restricted stock units, each vesting in equal increments over 3 years. The Offer Letter provides for at will employment; provided however, that upon termination of Ms. Puche’s employment by the Company without cause, or for a termination of employment by Ms. Puche for good reason, she will receive 6 months’ salary and COBRA eligibility. Additionally, if the termination without cause or for good reason occurs within 12 months of a change in control, Ms. Puche will also be entitled to a pro-rata bonus and immediate vesting of any unvested options or restricted stock units. Ms. Puche had a base salary of $275,000 for the fiscal year 2021. Effective October 1, 2021, Ms. Puche received an increase in base salary to $300,000 following the completion of the 2021 fiscal year, a discretionary bonus of $110,000 (equal to 40% target of her base salary), and 60,000 options, vesting in equal increments over three years.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards held by our named executive officers as of June 30, 2021.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)(1)
Mark R. Dybul, M.D. Executive Vice Chair	7,563		$8.00	02/27/2028	—	—
	5,226	—	$5.74	09/18/2028	—	—
	300,000	—	$6.50	11/21/2028	—	—
	450,000		$8.00	06/11/2030	—	—

Luisa Puche Chief Financial Officer	40,000	20,000	$6.15	01/7/2029	—	—
	—	—	—	—	5,000	$24,850

(1) The unvested equity awards market value is computed using the closing share price of $4.97 on June 30, 2021.

Options Exercised and Stock Vested

During the fiscal year ended June 30, 2021, none of our named executive officers exercised any options, and 5,000 restricted stock awards vested.

Compensation of Directors

The table below sets forth the compensation earned by directors, all of whom are non-employees for services during the fiscal year ended June 30, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)

René Sindlev	$45,000	$—	$29,462	$—	$74,462
Evelyn D’An(2)	$63,516	$—	$50,730	$—	$114,246
James Sapirstein	$77,500	$—	$50,730	$—	$128,230
Carl Sandler	$45,000	$—	$30,433	$—	$75,433
Carol Brosgart	$69,000	$—	$49,856	—	118,856
Gregg Alton	$77,500	$—	$49,856	—	127,356
Henrik Grønfeldt-Sørensen	$45,000	$—	$29,114	$—	$74,114
Jayne McNicol(3)	7,418	—	105,542	—	112,960
Total	$429,934	$—	$395,723	$—	$825,657

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(1)	Amounts shown are not intended to reflect value actually received by the directors. Instead, the amounts shown are the total fair value of option awards granted in fiscal 2021 for financial statement reporting purposes, as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718. These values are amortized as equity compensation expense over the vesting period of the grants.

(2)	Ms. Evelyn D’An resigned from the board of directors effective April 15, 2021. Compensation reflects 3 quarters of payments, and a prorated amount related to the 4th quarter through her resignation date related to the annual base per her director agreement, and her additional compensation for committee membership. Equity grants issued to Ms. D’An during the fiscal year remain available to exercise through their expiration date.

(3)	Ms. Jayne McNicol joined the Board on May 25, 2021, and received pro-rated cash compensation of $7,418 and her full annual stock option award pursuant to her director agreement during the 2021 fiscal year. She will be paid cash compensation in future periods based on the annual base salary per her director agreement, and additional compensation for committee membership.

Narrative to Director’s Compensation Table

In September of 2018, we revised our director compensation program to reflect competitive practices and our transition to a NASDAQ listed company. The resulting compensation package for our independent directors (who qualify as independent under the rules of The NASDAQ Capital Market and serve on committees of the Board) and for committee service as of the date hereof is set forth in the table below. In addition, our independent directors are awarded annual options to purchase common stock valued at $75,000. Directors who are not independent, or do not serve on committees are paid an annual cash fee of $45,000 and awarded options to purchase common stock valued at $45,000 per annum.

Compensation Element	Value
Retainer	$60,000
Audit Committee Chair Fee	$15,000
Compensation Committee Chair Fee	$10,000
Nominating Committee Chair Fee	$10,000
Audit Committee Member Fee	$7,500
Compensation Committee Member Fee	$5,000
Nominating Committee Member Fee	$4,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following sets forth information regarding the beneficial ownership of our common stock as of January 24, 2022 by:

●	each person to be known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership of the Common Stock is determined in accordance with the rules of the SEC and includes any shares of Common Stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 52,632,001 shares of Common Stock outstanding as of January 24, 2022 including 17,414 shares reserved to non-consenting stockholders of our subsidiary and reflected as issued and outstanding and excluding 1,250,000 shares of Common Stock issuable only upon the exercise of warrants by other warrant holders (see footnotes 3, 4 and 8 to the table below), plus any securities that the individuals included in this table have the right to acquire within 60 days of January 24, 2022.

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To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless indicated otherwise, the address for the beneficial holders is c/o Enochian Biosciences Inc., Century City Medical Plaza, 2080 Century Park East, Suite 906, Los Angeles, CA, U.S.A.

	Enochian Biosciences Inc.
Name of Beneficial Owner	Number of Shares	% Ownership

Directors/Officers:
Renè Sindlev, Chairman of the Board (1)	9,702,808	18.42%
Mark Dybul, Chief Executive Officer(2)	828,986	1.55%
Luisa Puche, Chief Financial Officer (3)	76,266	* %
Carl Sandler, Director (4)	8,480,763	16.10%
Carol Brosgart, Director (5)	41,049	* %
Gregg Alton, Director (5)	41,049	* %
James Sapirstein, Director (6)	75,502	* %
Jayne McNicol, Director	—	* %
Henrik Grønfeldt-Sørensen, Director (7)	77,269	* %
Directors/Officers Total (9 persons):	19,320,692	35.96%
5% Shareholders who are not Directors or Officers:
Weird Science, LLC	4,961,363	9.43%
RS Bio ApS	9,668,351	18.37%
Serhat Gümrükcü (8)	9,551,075	18.15%
Anderson Wittekind (9)	9,123,536	17.33%
5% Shareholders who are not Directors or Officers Total:	28,342,962	53.85%
Total:	33,033,940	62.76%

*	Indicates less than 1%.

(1)	Includes 9,668,351 shares of Common Stock owned of record by RS Bio ApS, a Danish entity, and options to purchase 34,457 shares of Common Stock exercisable within 60 days of January 24, 2022 owned of record by Mr. Sindlev. Mr. Sindlev, our Chairman of the Board, holds the sole voting and disposition power of the shares owned by RS Bio ApS

(2)	Includes 66,196 shares of Common Stock and options to purchase 762,790 shares of Common Stock exercisable within 60 days of January 24, 2022. Excludes 3,853 shares of Common Stock issuable only upon the exercise of warrants that remain outstanding as contingent consideration.

(3)	Includes 15,000 shares of Common Stock and options to purchase 60,000 shares of Common Stock exercisable within 60 days of January 24, 2022

(4)	Includes 4,961,363 shares of Common Stock owned of record by Weird Science, LLC, 3,196,212 shares of Common Stock owned of record by Mr. Sandler, 269,344 shares held in trust over which Mr. Sandler has sole voting and disposition power and options to purchase 53,844 shares of Common Stock exercisable within 60 days of January 24, 2022 owned of record by Mr. Sandler. Excludes 1,309,932 shares of Common Stock issuable only upon the exercise of warrants that remain outstanding as contingent consideration to Weird Science. Mr. Sandler, a director, is also a member and a manager of Weird Science and has shared voting and disposition power with W. Anderson Wittekind of the shares owned by Weird Science, LLC.

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(5)	Includes options to purchase 41,049 shares of Common Stock exercisable within 60 days of January 24, 2022.

(6)	Includes options to purchase 75,502 shares of Common Stock exercisable within 60 days of January 24, 2022.

(7)	Includes 50,000 shares of Common Stock and options to purchase 27,269 shares of Common Stock exercisable within 60 days of January 24, 2022. Mr. Grønfeldt-Sørensen, our Director, holds the sole voting and disposition power of the shares owned by Greenfield Holding ApS. Excludes 9,668,351 shares of Common Stock owned of record by RS Bio ApS, a Danish entity, of which Mr. Grønfeldt-Sørensen is an officer but over which he exercises no voting or disposition power. Mr. Sindlev holds the sole voting and disposition power of the shares owned by RS Bio ApS.

(8)	Includes 88,121 shares of Common Stock held in a joint investment account with his spouse, and excludes 9,123,536 shares owned by Mr. Gümrükcü's spouse, to which Mr. Gümrükcü disclaims beneficial ownership.

(9)	Includes 4,961,363 shares of Common Stock owned of record by Weird Science, LLC, 2,623,484 shares of Common Stock owned of record by Mr. Wittekind, 88,121 shares held in a joint investment account with his spouse and 1,538,689 shares held in trust over which Mr. Wittekind has sole voting and disposition power. Mr. Wittekind is a member and a manager of Weird Science and has shared voting and disposition power with Carl Sandler of the shares owned by Weird Science, LLC. Excludes 1,309,932 shares of Common Stock issuable only upon the exercise of warrants that remain outstanding as contingent consideration to Weird Science, and 9,462,954 shares of Common Stock owned by Mr. Wittekind’s spouse, to which Mr. Wittekind disclaims beneficial ownership.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the Securities and Exchange Commission. Based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ended June 30, 2021, all filing requirements were timely satisfied, except (i) a late Form 4 was filed for James Sapirstein on March 11, 2021 to report a grant of options on March 6, 2021, (ii) a late Form 4 was filed for Evelyn D’An on March 11, 2021 to report a grant of options on March 6, 2021 and (iii) a late Form 3 was filed for Jayne McNicol on June 14, 2021 to report her appointment to the Board on May 26, 2021.

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PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our stockholders are being provided the opportunity to ratify the Board’s appointment of Sadler, Gibb & Associates LLC (“Sadler”) as the Company’s independent registered public accounting firm to perform independent audit services beginning with the fiscal year ending June 30, 2022.

General

Our Board has appointed Sadler to examine our financial statements for the 2022 fiscal year. The selection of Sadler as the independent registered public accounting firm for the 2022 fiscal year is being presented to our stockholders for ratification at the 2022 Meeting. Representatives of Sadler are not expected to be present at the 2022 Meeting.

The following information sets forth fees billed to us by Sadler during the year ended June 30, 2021 and June 30, 2020 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements (“Audit Fees”), (ii) services that were reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees (“Audit-Related Fees”), (iii) services rendered in connection with tax compliance, tax advice and tax planning (“Tax Fees”), and (iv) services rendered by Sadler other than the foregoing (“Other Fees”).

Audit and Non-Audit Fees

Audit Fees

For the fiscal year ended June 30, 2021, Sadler billed an aggregate of $91,975 in Audit Fees. For the fiscal year ended June 30, 2020 Sadler billed an aggregate of and $77,089 in Audit Fees.

Audit-Related Fees

For the fiscal year ended June 30, 2021 Sadler billed an aggregate of $2,000 in Audit-Related Fees. Sadler did not bill Audit-Related Fees in the fiscal year ended June 30, 2020.

Audit Committee’s Pre-Approval Process

The Audit Committee, which has been in place since March 28, 2018, pre-approves all audit and permissible non-audit services on a case-by-case basis. In its review of non-audit services, the Audit Committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, and whether the reasons of efficiency or convenience is in our best interest to engage our independent registered public accounting firm to perform the services. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accounting firm to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

During the year ended June 30, 2021, all services performed by Sadler were pre-approved by the Audit Committee.

Vote Required for Approval

The foregoing Proposal 2 will be approved upon the vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy at the 2022 Meeting.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of Sadler, Gibb & Associates LLC as its independent registered public accounting firm for fiscal year 2022.

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FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2023 annual meeting of stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than September 29, 2022 (unless the date of the 2023 annual meeting of Stockholders is not within thirty (30) days of March 14, 2023, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2023 annual meeting). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

CODE OF ETHICS AND CONDUCT

Our Board adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any stockholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available on our website at www.enochianbio.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

NO DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to the Company’s stockholders on the Record Date under the General Corporation Law of the State of Delaware, the Company’s certificate of incorporation or the Company’s bylaws in connection with the Proposal 1 or Proposal 2.

TRANSACTIONS WITH RELATED PERSONS

Described below are transactions or series of transactions that occurred from July 1, 2020 through the date of this proxy statement (the “Reporting Period”) between us and our executive officers, directors or the beneficial owners of 5% or more of our Common Stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last two completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

On July 9, 2018, the Company entered into a consulting agreement with G-Tech Bio, LLC, a California limited liability company (“G-Tech”) to assist the Company with the development of the gene therapy and cell therapy modalities for the prevention, treatment, amelioration of HIV in humans, and with the development of a genetically enhanced Dendritic Cell for use as a wide spectrum platform for various diseases (including but not limited to cancers and infectious diseases) (the “G-Tech Agreement”). G-Tech was entitled to consulting fees for 20 months, with a monthly consulting fee of not greater than $130,000 per month. Upon the completion of the 20 months, the monthly consulting fee of $25,000 continued for scientific consulting and knowledge transfer on existing HIV experiments, and will continue until the services are no longer rendered or the agreement is terminated. G-Tech is controlled by Dr. Serhat Gümrükcü and Anderson Wittekind, stockholders of the Company. For the year ended June 30, 2021, and the three months ended September 30, 2021 $1,275,000 and $75,000, respectively, was paid to G-Tech pursuant to the G-Tech Agreement.

On January 31, 2020, the Company entered into a Statement of Work & License Agreement (the “HBV License Agreement”) by and among the Company, G-Tech, and G Health Research Foundation, a not for profit entity organized under the laws of California doing business as Seraph Research Institute (“SRI”), whereby the Company acquired a perpetual, sublicensable, exclusive license (the “HBV License”) for a treatment under development (the “Treatment”) aimed to treat Hepatitis B Virus (HBV) infections.

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The HBV License Agreement states that in consideration for the HBV License, the Company shall provide cash funding for research costs and equipment and certain other in-kind funding related to the Treatment over a 24 month period, and provides for an up-front payment of $1.2 million within 7 days of January 31, 2020, along with additional payments upon the occurrence of certain benchmarks in the development of the technology set forth in the HBV License Agreement, in each case subject to the terms of the HBV License Agreement. Additionally, the HBV License Agreement provides for cooperation related to the development of intellectual property related to the Treatment and for a 2% royalty to G-Tech on any net sales that may occur under the HBV License. On February 6, 2020, the Company paid the $1.2 million aforementioned. The HBV License Agreement contains customary representations, warranties and covenants of the parties with respect to the development of the Treatment and the HBV License.

The cash funding for research costs pursuant to the HBV License Agreement consist of monthly payments amounting to $144,500 that cover scientific staffing resources to complete the project as well as periodic payments for materials and equipment needed to complete the project. During the year ended June 30, 2021, and the three months ended September 30, 2021, the Company paid a total of $2,409,000 and $433,500, respectively, for scientific staffing resources, R&D and IND Enabling studies. During the three months ended September 30, 2021, the Company paid a $1,500,000 for the milestone completion of a Pre-Investigational New Drug (IND) process following receipt of written comments in accordance with the HBV License Agreement.

On April 18, 2021, the Company entered into a Statement of Work and License Agreement (the “License Agreement”), by and among the Company, G-Tech and SRI, whereby the Company acquired a perpetual sublicensable, exclusive license (the “Development License”) to research, develop, and commercialize certain formulations which are aimed at preventing and treating pan-coronavirus or the potential combination of the pan-coronavirus and pan-influenza, including the SARS-coronavirus that causes COVID-19 and pan-influenza (the “Prevention and Treatment”).

The License Agreement was entered into pursuant to the existing Framework Agreement between the parties dated November 15, 2019. The License Agreement states that in consideration for the Development License, the Company shall provide cash funding for research costs and equipment and certain other in-kind funding related to the Prevention and Treatment over a 24-month period. Additionally, the License Agreement provides for an up-front payment of $10 million and a $760,000 payment for expenditures to date prior to the effective date related to research towards the Prevention and Treatment within 60 days of April 18, 2021. The License Agreement provides for additional payments upon the occurrence of certain benchmarks in the development of the technology set forth in the License Agreement, in each case subject to the terms of the License Agreement.

The License Agreement provides for cooperation related to the development of intellectual property related to the Prevention and Treatment and for a 3% royalty to G-Tech on any net sales that may occur under the License Agreement. As of June 30, 2021, the Company paid the $10 million up-front payment, and the $760,000 related to prior research costs. As of September 30, 2021, the Company paid $75,000 related to the Prevention and Treatment research.

G-Tech is controlled by Dr. Serhat Gümrükcü and Anderson Wittekind, stockholders of the Company, and SRI is controlled by Dr. Serhat Gümrükcü.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

OTHER MATTERS

Transaction of Other Business

We know of no other matters to be submitted to the stockholders at the 2022 Meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

Available Information

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2021 annual report on Form 10-K, as amended, as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through our website, www.enochianbio.com, by clicking on Investors/Media and then SEC Filings. A request for a copy of such report should be directed to Enochian Biosciences Inc., 2080 Century Park E, Los Angeles, CA 90067, Attention: Chief Financial Officer. A copy of any exhibit to the 2021 annual report on Form 10-K, as amended, will be forwarded following receipt of a written request to us.

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2022 MEETING PROXY MATERIALS RESULTS

Copies of this proxy statement and proxy materials ancillary hereto may be found on our website at www.enochianbio.com and at http://www.viewproxy.com/enochianbio/2022. We intend to publish final results from the 2022 Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four (4) business days from the 2022 Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge at or the SEC at (800) 732-0330 or http://www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one proxy statement is being delivered to two (2) or more stockholders who share an address, unless the Company has received contrary instruction from one (1) or more of such stockholders. The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company by writing to us at our principal executive offices, Attention: Chief Financial Officer.

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ENOCHIAN BIOSCIENCES INC.
Annual Meeting of Stockholders
March 14, 2022 at 12:00 PM (EST)

This Proxy is solicited on behalf of the Board of Directors of Enochian BioSciences Inc.

The stockholder(s) hereby appoint(s) Mark Dybul and Luisa Puche or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Enochian BioSciences Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM EST on March 14, 2022, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://viewproxy.com/enochianbio/2022/htype.asp by 11:59 PM EST on March 11, 2022. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled "Questions and Answers about the 2022 Meeting."

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at
http://www.viewproxy.com/enochianbio/2022

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR the following:

(01) Mr. Renè Sindlev
(02) Dr. Mark Dybul
(03) Dr. Carol Brosgart
(04) Mr. Gregg Alton
(05) Ms. Jayne McNicol
(06) Mr. James Sapirstein
(07) Mr. Carl Sandler
(08) Mr. Henrik Gronfeldt

FOR ☐ **WITHHOLD** ☐ **FOR ALL EXCEPT** ☐ ________

The Board of Directors recommends you vote FOR Proposal 2.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

NOTE: To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Date:____

____
Signature

____
Signature (if held jointly)

Please sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

VIRTUAL CONTROL NUMBER

→ ☐

☐ Change of Address — Please print new address below

____
____

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

As a stockholder of Enochian BioSciences Inc., you have the option of voting your shares prior to the Annual Meeting electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted prior to the Annual Meeting electronically over the Internet or by telephone must be received by 11:59 PM EST on March 13, 2022.

As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/enochianbio/2022/htype.asp. Your registration must be received by 11:59 PM EST on March 11, 2022. On the day of the meeting, you may log in to the meeting using the link and password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled "Questions and Answers about the 2022 Meeting."

VIRTUAL CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone, or when attending the Annual Meeting

INTERNET

Vote Your Shares on the Internet:

Go to www.AALvote.com/ENOB

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Shares by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Shares by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.